UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  May 28, 2004

POINTE FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Florida	0-24433	65-0451402
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

21845 Powerline Road

Boca Raton, FL 33433

(Address of Principal Executive Office) (Zip Code)

(561) 368-6300

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report.)

Item 5.     Other Events and Regulation FD Disclosure.

On May 28, 2004, the Board of Directors of Pointe Financial Corporation (the “Company”) adopted amended Bylaws, a copy of which is filed at Exhibit 3.2 to this Current Report on Form 8-K and incorporated by reference. Although the amended bylaws are not required to be filed until filing of the Company’s

Form 10-Q for the period ended June 30, 2004, in light of recent filings by shareholders (without consultation with the Company), the amended Bylaws are being filed in this Form 8-K to ensure shareholder knowledge.

Item 7.     Financial Statements and Exhibits.

(c)

Exhibits.

Exhibit No.	Description
3.2	Bylaws of Pointe Financial Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

POINTE FINANCIAL CORPORATION

Date: June 28, 2004	By:	/s/ BRADLEY R. MEREDITH
Bradley R. Meredith Chief Financial Officer (Principal Financial and Accounting Officer)

INDEX TO EXHIBITS

Exhibit No.	Description
3.2	Bylaws of Pointe Financial Corporation